EXHIBIT 99.1
PRESS RELEASE

Flex Announces Agreement to Acquire Electrical Power Products (EP2)

News summary

•Leader in engineered‑to‑order electrical power control and protection systems
•Significantly expands Flex’s Critical Power portfolio with deep utility, power generation, and industrial expertise
•Adds strong engineering talent, major Midwest manufacturing footprint, and long‑term customer relationships

AUSTIN, Texas, March 30, 2026 /PRNewswire/ -- Flex (NASDAQ: FLEX) announced today that it has entered into a definitive agreement to acquire Electrical Power Products, Inc. (“EP2”), a leading provider of engineered-to-order electrical power control and protection systems. The all-cash transaction is valued at approximately $1.1 billion and also reflects anticipated tax benefits valued at approximately $0.1 billion (approximately $1.0 billion after tax benefits). The transaction is expected to be accretive to adjusted EPS in the first full fiscal year after close.

EP2 has more than 35 years of experience designing, integrating, and manufacturing highly engineered control and relay panels and modular, integrated control buildings for utility, power generation, and industrial customers. EP2 serves a diverse set of longstanding customers and operates a scaled manufacturing campus in Des Moines, Iowa.

“The addition of EP2 expands our capabilities to play a larger role in modernizing the electrical backbone of the U.S., while broadening the portfolio of critical power technologies we can offer our customers,” said Revathi Advaithi, Chief Executive Officer of Flex. “As utilities operators navigate unprecedented demand and complexity, EP2’s engineered-to-order expertise and customer centric approach will strengthen our ability to deliver dependable, scalable, and innovative power solutions.”

“This agreement positions EP2 to accelerate growth while continuing our customer focused, engineering driven culture,” said Tim O’Donnell, President of EP2. “Flex’s scale, global capabilities, and commitment to investment support long‑term opportunity for our employees and customers. We look forward to joining Flex and building on our momentum.”

This acquisition complements and expands Flex’s exposure to high-growth, margin-accretive end markets shaped by long-term trends such as grid modernization, electrification, data center buildout, and U.S. reshoring. It broadens the Critical Power portfolio, deepens Flex’s utility presence, and enhances engineered-to-order power distribution and control capabilities.

EP2 is expected to generate revenue of approximately $323 million in fiscal year ending March 31, 2026, with anticipated double digit organic growth and a mid to high-teens adjusted EBITDA margin profile. The transaction is expected to close in the first quarter of Flex’s fiscal year 2027, subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Act.

Flex management will further discuss the acquisition on its upcoming earnings call.

Citi is serving as exclusive financial advisor to Flex. RA Capital Associates LLC is serving as exclusive financial advisor to Electrical Power Products, Inc.

About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include statements related to our planned acquisition of Electrical Power Products, Inc., the expected timing of the closing of the acquisition, the anticipated benefits of the acquisition, and our general business outlook. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated. Readers are cautioned not to place undue reliance on forward-looking statements. These risks include, among others: the failure to obtain, or delays in obtaining, required regulatory or other approvals or to satisfy other closing conditions on a timely basis or at all; the possibility that the transaction will not close or that the closing may be delayed; costs, expenses, or liabilities related to the transaction, whether or not consummated; disruption to our business as a result of the transaction; the inability to retain key personnel; diversion of management’s attention from ongoing business operations; difficulties in integrating the acquired business; and the risk that expected benefits of the acquisition may not be realized or may take longer to realize than expected. In addition, actual results are subject to other risks and uncertainties relating to our business, including those more fully described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings we make with the SEC. All forward-looking statements in this press release are made as of the date hereof, and Flex undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

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Michelle.Simmons@flex.com

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